EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch High Income Municipal Bond Fund, Inc.:

We consent to the incorporation by reference in this Schedule TO (No. 333-39839) Issuer Tender Offer Statement of our reports dated, October 8, 1998 and October 5, 1999 appearing in the annual reports to shareholders of Merrill Lynch High Income Municipal Bond Fund, Inc. for the years ended August 31, 1998 and August 31, 1999, respectively.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey April 17, 2000